UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 17, 2011

PALM HARBOR HOMES, INC.
(Exact name of Registrant as Specified in Charter)

Florida	0-24268	59-1036634
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
15303 Dallas Parkway
Suite 800
Addison, Texas 75001-4600
(972) 991-2422
(Address, including zip code, and telephone numbers,
including area code, of principal executive offices)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        As previously reported, on April 26, 2011, following the resignation of Larry Keener as Chairman of the Board of Directors of Palm Harbor Homes, Inc., a Florida corporation (the "Company"), the remaining members of the Board of Directors (the "Board") appointed Brian Cejka to fill the vacancy created by Mr. Keener's resignation.  Following Mr. Cejka's appointment, effective April 29, 2011, the remaining members of the Board tendered their resignations, leaving Mr. Cejka as the sole director.

On May 18, 2011, Tim Smith notified the Company that he had rescinded his resignation, effective April 29, 2011 (the effective date of his resignation), and would continue to serve as a Director of the Company until such time as the bankruptcy proceedings terminate.  Contemporaneous with Mr. Smith's rescission of his prior resignation, Mr. Cejka announced that he would resign from his directorship on the Board, effective immediately.  Mr. Cejka will continue to serve as the Company's Interim Chief Executive and Chief Restructuring Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2011	PALM HARBOR HOMES, INC.

/s/ Brian Cejka
Brian Cejka Interim Chief Executive and Chief Restructuring Officer